EXHIBIT 6.1



             TSC DISTRIBUTORS, LLC PRINCIPALS AND EXECUTIVE OFFICERS

Name                          Address

Tina K. Singh,                   88 Pine Street, Suite 2430, New York, NY 10005
Chief Executive Officer

Jerome A. Vainisi,               10 High Street, Suite 701, Boston, MA 02110
General Principal

Richard J. Finelli,              10 High Street, Suite 701, Boston, MA 02110
Executive Officer

Cornelius J. (Neil) Sullivan,    10 High Street, Suite 701, Boston, MA 02110
Managing Director















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